          As filed with the Securities and Exchange Commission on May 23, 2003.
                                                 REGISTRATION NO. 333-_________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------
                               THE SHAW GROUP INC.
               (Exact name of issuer as specified in its charter)


                LOUISIANA                               72-1106167
     (State or other jurisdiction of        (I.R.S. Employer Identification No.)
     incorporation or organization)


                  4171 ESSEN LANE, BATON ROUGE, LOUISIANA 70809
               (Address of Principal Executive Offices) (Zip Code)

                               THE SHAW GROUP INC.
                    2001 EMPLOYEE INCENTIVE COMPENSATION PLAN
                            (Full Title of the Plan)

                                 GARY P. GRAPHIA
                          SECRETARY AND GENERAL COUNSEL
                                 4171 ESSEN LANE
                              BATON ROUGE, LA 70809
                     (Name and address of agent for service)

                                 (225) 932-2500
          (Telephone number, including area code, of agent for service)

                              --------------------
                                    Copy to:
                            J. MICHAEL ROBINSON, JR.
                        KANTROW, SPAHT, WEAVER & BLITZER
                        (A PROFESSIONAL LAW CORPORATION)
                                  P.O. BOX 2997
                           BATON ROUGE, LA 70821-2997
                                 (225) 383-4703

                         CALCULATION OF REGISTRATION FEE

                                               Proposed maximum         Proposed maximum
Title of Securities        Amount to            offering price              aggregate              Amount of
 to be registered       Be registered (1)        per share (2)          Offering price (2)      registration fee
===================   =====================  ====================      ===================     ==================
Common Stock, no        1,500,000 shares          $11.52                     $17,280,000            $1,398
par value (3)
=================================================================================================================


(1) A total of 2,000,000 shares of common stock issuable pursuant to the terms of the registrant's 2001 Employee Incentive Compensation Plan were previously registered on a Registration Statement on Form S-8 (File No. 333-62856). There are also being registered hereunder such additional indeterminate number of shares as may be issuable under the registrant's 2001 Employee Incentive Compensation Plan by reason of stock dividends or through recapitalization resulting in stock split-ups, combinations or exchange of shares.

(2) Pursuant to paragraphs (c) and (h) of Rule 457, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been computed based on the average of the high and low sale prices of the common stock reported on the New York Stock Exchange on May 20, 2003.

(3) Includes preferred share purchase rights. Until the occurrence of certain prescribed events, none of which has occurred, the preferred share purchase rights are not exercisable, are evidenced by certificates representing shares of the common stock, and will be transferred only with shares of the common stock. The value, if any, attributable to the rights is included in the market price of the common stock.

================================================================================

                                EXPLANATORY NOTE

         This Registration Statement registers an additional 1,500,000 shares of the registrant's common stock, no par value per share, issuable pursuant to the registrant's 2001 Employee Incentive Compensation Plan. Pursuant to General Instruction E of Form S-8, the contents of the registrant's Registration Statement on Form S-8, SEC File No. 333-62856, which was filed with the Securities and Exchange Commission (the "SEC") on June 12, 2001 (the "Initial Registration Statement") are hereby incorporated by reference, including each of the documents filed by the registrant with the SEC and incorporated or deemed incorporated by reference in the Initial Registration Statement.

                     MATTERS RELATED TO ARTHUR ANDERSEN LLP

         The consolidated financial statements of The Shaw Group Inc. as of and for the fiscal years ended August 31, 2001 and 2000, incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto. Arthur Andersen LLP has not consented to the inclusion of their report in this registration statement. Because of Arthur Andersen LLP's current financial position, you may not be able to recover against Arthur Andersen LLP for any claims you may have under securities or other laws as a result of Arthur Andersen LLP's activities during the period in which it acted as our independent public accountants.

                                     PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS

         Exhibit No.                Description of Document
         -----------                -----------------------
         4.1               Series A Junior Participating Preferred Stock Purchase Rights (incorporated by reference to Exhibit 1 of the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 30, 2001).

         4.2               The Shaw Group Inc. 2001 Employee Incentive Compensation Plan (as amended and restated
                           through January 24, 2003) (Filed herewith).

         5.1               Opinion of Kantrow, Spaht, Weaver & Blitzer (A Professional Law Corporation) (Filed
                           herewith).

         23.1              Consent of Kantrow, Spaht, Weaver & Blitzer (A Professional Law Corporation) (included in Exhibit 5.1).

         23.2              Consent of Ernst & Young LLP (Filed herewith).

         24.1              Powers of Attorney (included on the signature page of this Registration Statement).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana on May 23, 2003.

                                       THE SHAW GROUP INC.


                                       By:   /s/ GARY P. GRAPHIA
                                          -------------------------------------
                                                 Gary P. Graphia
                                                 Secretary and General Counsel

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby authorizes Robert L. Belk and Gary P. Graphia and each of them acting individually, with full power of substitution, to file one or more amendments, including post-effective amendments, to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith with the Securities and Exchange Commission, which amendments, may make such changes as Robert L. Belk or Gary P. Graphia deems appropriate; and each person whose signature appears below, individually and in each capacity stated below, hereby appoints Robert L. Belk and Gary P. Graphia, and either of them acting individually, with full power of substitution, as Attorney-in-Fact to execute in his name and on his behalf any such amendments to this registration statement.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                           Title                                               Date
---------                           -----                                               ----
/s/ J.M. BERNHARD, JR.              Chairman of the Board, President and             May 23, 2003
---------------------------         Chief Executive Officer (Principal
J.M. Bernhard, Jr.                  Executive Officer)



/s/ ROBERT L. BELK                  Executive Vice President, Chief                  May 23, 2003
---------------------------         Financial Officer and Treasurer
Robert L. Belk                      (Principal Financial Officer and
                                    Principal Accounting Officer)





/s/ WILLIAM H. GRIGG                Director                                         May 23, 2003
---------------------------
William H. Grigg


/s/ L. LANE GRIGSBY                 Director                                         May 23, 2003
---------------------------
L. Lane Grigsby


/s/ DAVID W. HOYLE                  Director                                         May 23, 2003
---------------------------
David W. Hoyle


/s/ ALBERT MCALISTER                Director                                         May 23, 2003
---------------------------
Albert McAlister


/s/ CHARLES E. ROEMER, III          Director                                         May 23, 2003
---------------------------
Charles E. Roemer, III


/s/ JOHN W. SINDERS, JR.            Director                                         May 23, 2003
---------------------------
John W. Sinders, Jr.

                                  EXHIBIT INDEX

     Exhibit No.                Description of Document
     -----------                -----------------------
         4.1      Series A Junior Participating Preferred Stock Purchase Rights
                  (incorporated by reference to Exhibit 1 of the Company's
                  Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 30, 2001).

         4.2      The Shaw Group Inc. 2001 Employee Incentive Compensation Plan
                  (as amended and restated through January 24, 2003) (Filed herewith).

         5.1      Opinion of Kantrow, Spaht, Weaver & Blitzer (A Professional
                  Law Corporation) (Filed herewith).

         23.1     Consent of Kantrow, Spaht, Weaver & Blitzer (A Professional
                  Law Corporation) (included in Exhibit 5.1).

         23.2     Consent of Ernst & Young LLP (Filed herewith).

         24.1 Powers of Attorney (included on the signature page of this Registration Statement).